Exhibit 21.1
SUBSIDIARIES
U.S. Subsidiaries

1.	A.S.A.P. Advisor Services, Inc. (incorporated in New York)

2.	BoardVantage, Inc. (incorporated in Delaware)

3.	Boston Stock Exchange Clearing Corporation (incorporated in Massachusetts)

4.	BWise Internal Control, Inc. (incorporated in New York)

5.	Channel Capital Group Inc. (incorporated in Delaware)

6.	Consolidated Securities Source LLC (organized in Delaware)

7.	Curzon Street Acquisition, LLC (organized in Delaware)

8.	Dianum, LLC (organized in Delaware)

9.	Directors Desk, LLC (organized in Delaware)

10.	Dorsey, Wright & Associates, LLC (organized in Virginia)

11.	ETC Acquisition Corp. (incorporated in Delaware)

12.	eVestment Alliance Holdings, Inc. (incorporated in Delaware)

13.	eVestment Alliance Holdings, LLC (organized in Georgia)

14.	eVestment Alliance, LLC (organized in Georgia)

15.	eVestment, Inc. (incorporated in Delaware)

16.	ExactEquity, LLC (organized in Delaware)

17.	Execution Access, LLC (organized in Delaware)

18.	FinQloud LLC (organized in Delaware)

19.	FINRA/NASDAQ Trade Reporting Facility LLC (organized in Delaware)

20.	FTEN, Inc. (incorporated in Delaware)

21.	Fundspire, Inc. (incorporated in Delaware)

22.	Global Network Content Services, LLC (organized in Florida)

23.	GlobeNewswire, Inc. (incorporated in California)

24.	GraniteBlock, Inc. (incorporated in Delaware)

25.	Granite Redux, Inc. (incorporated in Delaware)

26.	Inet Futures Exchange, LLC (organized in Delaware)

27.	International Securities Exchange Holdings, Inc. (incorporated in Delaware)

28.	ISE ETF Ventures LLC (organized in Delaware)

29.	Kleos Managed Services Holdings, LLC (organized in Delaware)

30.	Kleos Managed Services, L.P. (organized in Delaware)

31.	Longitude LLC (organized in Delaware)

32.	Marketwire, Inc. (organized in California)

33.	MW Holdco (2006) Inc. (organized in Delaware)

34.	Nasdaq BX, Inc. (incorporated in Delaware)

35.	Nasdaq Capital Markets Advisory LLC (organized in Delaware)

36.	Nasdaq Commodities Clearing LLC (organized in Delaware)

37.	Nasdaq Corporate Services, LLC (organized in Delaware)

38.	Nasdaq Corporate Solutions, LLC (organized in Delaware)

39.	NASDAQ Energy Futures, LLC (organized in Delaware)

40.	Nasdaq Execution Services, LLC (organized in Delaware)

41.	NASDAQ Futures, Inc. (incorporated in Pennsylvania)

42.	Nasdaq GEMX, LLC (organized in Delaware)

43.	NASDAQ Global, Inc. (incorporated in Delaware)

44.	Nasdaq Information, LLC (organized in Delaware)

45.	Nasdaq International Market Initiatives, Inc. (incorporated in Delaware)

46.	Nasdaq ISE, LLC (organized in Delaware)

47.	Nasdaq MRX, LLC (organized in Delaware)

48.	NASDAQ OMX BX Equities LLC (organized in Delaware)

49.	NASDAQ OMX (San Francisco) Insurance LLC (organized in Delaware)

50.	Nasdaq PHLX LLC (organized in Delaware)

51.	Nasdaq Technology Services, LLC (organized in Delaware)

52.	Norway Acquisition LLC (organized in Delaware)

53.	NPM Securities, LLC (organized in Delaware)

54.	Operations & Compliance Network, LLC (incorporated in Delaware)

55.	Public Plan IQ Limited Liability Company (organized in New Jersey)

56.	SecondMarket Labs, LLC (organized in Delaware)

57.	SecondMarket Solutions, Inc. (organized in Delaware)

58.	SMTX, LLC (organized in Delaware)

59.	Strategic Financial Solutions, LLC (organized in Nevada)

60.	Sybenetix Inc. (incorporated in Delaware)

61.	The Nasdaq Options Market LLC (organized in Delaware)

62.	The NASDAQ Private Market, LLC (organized in California)

63.	The Nasdaq Stock Market LLC (organized in Delaware)

64.	The Stock Clearing Corporation of Philadelphia (incorporated in Pennsylvania)

65.	U.S. Exchange Holdings, Inc. (incorporated in Delaware)

Non-U.S. Subsidiaries

1.	2157971 Ontario Ltd (organized in Canada)

2.	AB Nasdaq Vilnius (organized in Lithuania) (96.35% owned, directly or indirectly, by Nasdaq, Inc.)

3.	AS eCSD Expert (organized in Estonia)

4.	AS Pensionikeskus (organized in Estonia)

5.	BoardVantage (HK) Limited (organized in Hong Kong)

6.	BoardVantage (UK) Limited (organized in the United Kingdom)

7.	BoardVantage Singapore Pte. Limited (organized in Singapore)

8.	BWise Beheer B.V. (organized in the Netherlands)

9.	BWise B.V. (organized in the Netherlands)

10.	BWise Germany GmbH (organized in Germany)

11.	BWISE Holding B.V. (organized in the Netherlands)

12.	Clearing Control CC AB (organized in Sweden)

13.	Curzon Street Holdings Limited (organized in the United Kingdom)

14.	Eignarhaldsfelagid Verdbrefathing hf. (organized in Iceland)

15.	Ensoleillement Inc. (organized in Canada)

16.	eVestment Alliance Australia Pty Ltd (organized in Australia)

17.	eVestment Alliance Hong Kong Limited (organized in Hong Kong)

18.	eVestment Alliance (UK) Limited (organized in the United Kingdom)

19.	Farm Church Holdings ULC (organized in Canada)

20.	Indxis Ltd (organized in the United Kingdom)

21.	LLC "SYBENETIX UKRAINE" (organized in Ukraine)

22.	Longitude S.A. (organized in Luxembourg)

23.	Marketwire China Holding (HK) Ltd. (organized in Hong Kong)

24.	Marketwired UK Ltd (organized in the United Kingdom)

25.	Nasdaq AB (organized in Sweden)

26.	Nasdaq (Asia Pacific) Pte. Ltd. (organized in Singapore)

27.	Nasdaq Australia Holding Pty Ltd (organized in Australia)

28.	Nasdaq Broker Services AB (organized in Sweden)

29.	Nasdaq Canada Inc. (organized in Canada)

30.	Nasdaq Clearing AB (organized in Sweden)

31.	Nasdaq Copenhagen A/S (organized in Denmark)

32.	Nasdaq Corporate Solutions Canada ULC (organized in Canada)

33.	Nasdaq Corporate Solutions (India) Private Limited (organized in India)

34.	Nasdaq Corporate Solutions International Limited (organized in the United Kingdom)

35.	Nasdaq CSD Iceland hf. (organized in Iceland)

36.	Nasdaq CSD SE (organized in Latvia)

37.	Nasdaq CXC Limited (organized in Canada)

38.	Nasdaq Exchange and Clearing Services AB (organized in Sweden)

39.	Nasdaq France SAS (organized in France)

40.	Nasdaq Germany GmbH (organized in Germany)

41.	Nasdaq Helsinki Ltd (organized in Finland)

42.	Nasdaq Holding AB (organized in Sweden)

43.	Nasdaq Holding Denmark A/S (organized in Denmark)

44.	Nasdaq Holding Luxembourg Sárl (organized in Luxembourg)

45.	Nasdaq Iceland hf. (organized in Iceland)

46.	Nasdaq International Ltd (organized in the United Kingdom)

47.	Nasdaq Korea Ltd. (organized in South Korea)
48.    Nasdaq Ltd (organized in Hong Kong)
49.Nasdaq NLX Ltd (organized in the United Kingdom)
50.Nasdaq Nordic Ltd (organized in Finland)
51.NASDAQ OMX Europe Ltd (organized in the United Kingdom)
52.Nasdaq Oslo ASA (organized in Norway)
53.Nasdaq Pty Ltd (organized in Australia)
54.Nasdaq Riga, AS (organized in Latvia) (92.98% owned, directly or indirectly, by Nasdaq, Inc.)
55.Nasdaq Stockholm AB (organized in Sweden)
56.Nasdaq Tallinn AS (organized in Estonia)
57.Nasdaq Technology AB (organized in Sweden)
58.Nasdaq Technology Canada Inc. (organized in Canada)
59.Nasdaq Technology Energy Systems AS (organized in Norway)
60.Nasdaq Technology Italy Srl (organized in Italy)
61.Nasdaq Technology (Japan) Ltd (organized in Japan)
62.Nasdaq Teknoloji Servisi Limited Sirketi (organized in Turkey)
63.Nasdaq Treasury AB (organized in Sweden)
64.Nasdaq Vilnius Services UAB (organized in Lithuania)
65.OMX Netherlands B.V. (organized in the Netherlands)
66.OMX Netherlands Holding B.V. (organized in the Netherlands)
67.OMX Treasury Euro AB (organized in Sweden) (99.9% owned, directly or indirectly, by Nasdaq, Inc.)
68.OMX Treasury Euro Holding AB (organized in Sweden)
69.PerTrac Financial Solutions Hong Kong Limited (organized in Hong Kong)
70.Shareholder.com B.V. (organized in the Netherlands)
71.SMARTS (Asia) Ltd (organized in China)
72.SMARTS Broker Compliance Pty Ltd (organized in Australia)
73.SMARTS Market Surveillance Pty Ltd (organized in Australia)
74.Sybenetix Limited (organized in the United Kingdom)
75.TopQ Software Limited (organized in the United Kingdom)

76.Whittaker & Garnier Limited (organized in the United Kingdom)

*The list of subsidiaries does not include not-for-profit entities or foreign branches of particular subsidiaries.